                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 10, 1997


                       TRINET CORPORATE REALTY TRUST, INC.
             (Exact name of Registrant as specified in its charter)



                                    Maryland
                            (State of Incorporation)


           1-11918                                    94-3175659
   (Commission File Number)                   (IRS Employer ID Number)






  Four Embarcadero Center, Suite 3150
           San Francisco, CA                             94111
(Address of principal executive offices)              (Zip Code)




                                 (415) 391-4300
              (Registrant's telephone number, including area code)

Item 5.  Other Events

Property Acquisitions. From October 10, 1997 through December 19, 1997, TriNet Corporate Realty Trust, Inc. (the "Company") acquired 4 properties (the "Acquired Properties") for an aggregate purchase price of approximately $65.2 million, plus aggregate acquisition costs of approximately $0.4 million. Additionally, it is probable that the Company will close on a single acquisition of two properties (the "Probable Acquisition") for approximately $21.9 million, plus anticipated acquisition costs of $0.1 million. As of December 19, 1997, the Company's portfolio consisted of 107 properties and, with the completion of the Probable Acquisition, the Company's portfolio will consist of 109 properties. The Acquired Properties and Probable Acquisition are described below.

Neither the Company, any subsidiary of the Company, nor any director or officer of the Company was affiliated with or had a material relationship with the seller of any property described below. Two directors of the Company were the beneficial owners of limited partnership interests (approximately 5.8% and 2.9% interests, respectively) in the limited partnership which was the seller of the Hitachi PC Corporation (USA) Property (described below). These two directors were not involved in the management of the seller generally, did not participate in the decision by the seller to sell the Hitachi PC Corporation (USA) Property, and abstained from participating in the decision by the Company to buy the Hitachi PC Corporation (USA) Property. The purchase price was determined by arm's length negotiations and was supported by an independent appraisal of the property conducted on behalf of the Company as well as back-up offers for the property.


      Hitachi PC Corporation (USA). On October 10, 1997, TriNet Essential Facilities XXVI, Inc. ("TriNet XXVI"), a wholly-owned subsidiary of the Company, purchased an office building comprising 102,240 square feet located in Milpitas, California, (the "Hitachi PC Corporation (USA) Property") from Barber Lane Associates, a limited partnership, for a purchase price of approximately $16.9 million. TriNet XXVI acquired a fee title interest in the Hitachi PC Corporation (USA) Property. The purchase price for the Hitachi PC Corporation (USA) Property was funded entirely from the proceeds of the Company's October 8, 1997 issuance of 4,000,000 shares of Series C Preferred Stock. The Hitachi PC Corporation (USA) Property is 100% leased to Hitachi PC Corporation (USA), a wholly-owned subsidiary of Hitachi (America) Ltd., a wholly-owned subsidiary of Hitachi Ltd. of Japan.

      ADS Alliance Data Systems. On October 31, 1997, TriNet Corporate Partners II, L.P. ("TCPII"), a wholly-owned subsidiary of the Company, purchased an office/R&D building comprising approximately 61,750 square feet located in Dallas, Texas, (the "ADS Alliance Data Systems Property") from Waterview Parkway, L.P., a limited partnership, for a purchase price of approximately $6.5 million. TCPII acquired a fee title interest in the ADS Alliance Data Systems Property. The purchase price for the ADS Alliance Data Systems Property was funded by a $3.6 million draw on the Company's $200.0 million unsecured revolving credit facility (the "Acquisition Facility") with a group of 11 banks for which Morgan Guaranty Trust Company of New York is the lead agent and The First National Bank of Boston is the managing co-agent, with the remainder being funded from working capital. The ADS Alliance Data Systems Property is 100% leased to ADS Alliance Data Systems, Inc.

            Hewlett-Packard Convex. On November 10, 1997, TCPII purchased an office/warehouse facility comprising 300,820 square feet located in Richardson, Texas, (the "Hewlett-Packard Convex Property") from AMBVEX Ltd., a limited partnership, for a purchase price of approximately $32.6 million. TCPII acquired a fee title interest in the Hewlett-Packard Convex Property. The purchase price for the Hewlett-Packard Convex Property was funded by a $30.8 million draw on the Acquisition Facility with the remainder being funded from working capital. The Hewlett-Packard Convex Property is 100% leased to the Hewlett-Packard Company.



            MultiLink, Inc. On December 19, 1997, TriNet Essential Facilities XXIII, Inc. ("TriNet XXIII"), a wholly-owned subsidiary of the Company, purchased a two-story office building comprising 77,048 square feet located in Andover, Massachusetts, (the "MultiLink Property") from Andover Research Park Associates, L.P., a limited partnership, for a purchase price of approximately $9.2 million. TriNet XXIII acquired a fee title interest in the MultiLink Property. The purchase price for the MultiLink Property was funded by a $8.5 million draw on the Acquisition Facility with the remainder being funded from working capital. The MultiLink Property is 100% leased to MultiLink, Inc., a wholly owned subsidiary of PictureTel Corporation. MultiLink, Inc. has an option through July 31, 2002, to purchase the property for $10.0 million.



            WellPoint. TriNet Essential Facilities XXII, Inc. ("TriNet XXII"), a wholly-owned subsidiary of the Company, has entered into a contract to purchase two properties, each with a two-story office building, comprising an aggregate 217,613 square feet located in Thousand Oaks, California, (the "WellPoint Properties") from Corporate Center Drive Associates L.P., a limited partnership, for a purchase price of approximately $21.9 million. TriNet XXII will acquire a fee title interest in the WellPoint Properties. The purchase price for the WellPoint Properties is anticipated to be funded entirely by a draw on the Acquisition Facility. The WellPoint Properties are 100% leased to the WellPoint Health Networks, Inc. Because the purchase of the WellPoint Properties is still pending, there can be no assurance that the Company will consummate the acquisition of such properties or, if acquired, that they will be purchased on the terms currently contemplated.


      This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws, including without limitation Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. A number of factors could cause the Company's actual results, performance or achievements (in particular those related to the Probable Acquisition) to differ materially from those anticipated, including changes in the general economic climate, the supply of and demand for office, R&D and industrial properties in the Company's markets, increased construction costs, construction delays, the availability of financing, potential environmental liabilities and other factors affecting the condition of property to be acquired, the failure to satisfy conditions described in agreements between the Company and other parties, the failure of such other parties to perform such agreements and other risks described from time to time in the Company's reports filed with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

Financial Statements

      Pro Forma Financial Statements

            The pro forma financial statements of the Company reflecting the above transactions are included on pages F-2 to F-6.


      Historical Financial Statements

            The Historical Summary of Gross Income for the Hewlett-Packard Convex Property is included on pages F-7 to F-9. The Historical Summary of Gross Income for the Hitachi PC Corporation (USA) Property is not included as Hitachi PC Corporation did not occupy the building until October 1997. The Historical Summary of Gross Income for the ADS Alliance Data Systems Property is not included as ADS Alliance Data Systems was a sublessee during 1996 and entered into a new lease agreement as the sole lessee commencing July 7, 1997. The Historical Summary of Gross Income for the MultiLink Property is not included as MultiLink entered into a new lease agreement for the property commencing August 1, 1997. The Historical Summary of Gross Income for the WellPoint Properties is included on pages F-10 to F-12.


Exhibits

      23.1 Consent of Independent Accountants

                       TRINET CORPORATE REALTY TRUST, INC.

                          INDEX TO FINANCIAL STATEMENTS



                                                                                Page
                                                                                ----
Pro Forma Financial Statements:
      Unaudited pro forma consolidated balance sheet                             F-2
         as of September 30, 1997
      Unaudited pro forma consolidated statement of operations                   F-3
         for the nine months ended September 30, 1997
      Unaudited pro forma consolidated statement of operations                   F-4
         for the year ended December 31, 1996
      Notes to the pro forma financial statements                                F-5



Historical Summary of Gross Income for the Hewlett-Packard Convex Property:

      Report of independent accountants                                          F-7
      Historical summary of gross income for the year ended December 31, 1996    F-8
      Note to historical summary of gross income                                 F-9



Historical Summary of Gross Income for the WellPoint Properties:

      Report of independent accountants                                          F-10
      Historical summary of gross income for the year ended December 31, 1996    F-11
      Note to historical summary of gross income                                 F-12

                       TRINET CORPORATE REALTY TRUST, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                       (UNAUDITED - DOLLARS IN THOUSANDS)


                                                                                                 Adjustments
                                                                                         -------------------------
                                                                                          Acquired      Preferred
                                                                          Historical     Properties     Offering        Pro Forma
                                                                         -----------     ----------    -----------     -----------
                                     ASSETS

Real estate, at cost:
       Land                                                              $   177,165     $   13,729 A  $        --     $   190,894
       Depreciable property                                                  848,249         73,861 A           --         922,110
                                                                         -----------     ----------    -----------     -----------
                                                                           1,025,414         87,590             --       1,113,004
       Less accumulated depreciation                                         (48,473)            --             --         (48,473)
                                                                         -----------     ----------    -----------     -----------
                                                                             976,941         87,590            --        1,064,531
       Investment in joint venture                                             6,981                            --           6,981
                                                                         -----------     ----------    -----------     -----------
                Total real estate                                            983,922         87,590            --        1,071,512
Cash and cash equivalents                                                      3,038        (21,841) A      15,720 B        (3,083)
Restricted cash and investments                                                4,995             --             --           4,995
Deferred rent receivable                                                      19,009             --             --          19,009
Interest rate protection agreements and loan costs, net                       14,595             --             --          14,595
Other assets, net                                                              2,985             --             --           2,985
                                                                         -----------     ----------    -----------     -----------

                                                                         $ 1,028,544     $   65,749   $    15,720     $  1,110,013
                                                                         ===========     ==========    ===========     ===========


                                 LIABILITIES AND
                              STOCKHOLDERS' EQUITY

Liabilities:
       Debt                                                              $   402,475     $   64,900 A  $   (80,900) B  $   386,475
       Dividends payable                                                      13,131             --             --          13,131
       Other liabilities                                                      33,735            849 A           --          34,584
                                                                         -----------     ----------    -----------     -----------

                Total liabilities                                            449,341         65,749        (80,900)        434,190
                                                                         -----------     ----------    -----------     -----------

Commitments and Contingencies

Stockholders' equity:
       Preferred stock, $.01 par value, 10,000,000 shares authorized:
                Series A:  issued and outstanding: 2,000,000 shares
                at September 30, 1997
                (aggregate liquidation preference $50,000)                        20             --             --              20
                Series B:  issued and outstanding: 1,300,000 shares
                at September 30, 1997
                (aggregate liquidation preference $32,500)                        13             --             --              13
                Series C: issued and outstanding: 4,000,000 shares
                at September 30, 1997, pro forma
                (aggregate liquidation preference $100,000)                       --             --             40 B            40
       Common stock, $.01 par value, 40,000,000 shares authorized:
                20,843,058 issued and outstanding                                208             --             --             208
                at September 30, 1997
       Paid-in-capital                                                       613,981             --         96,580 B       710,561
       Accumulated deficit                                                   (35,019)            --             --         (35,019)
                                                                         -----------     ----------    -----------     -----------

                Total stockholders' equity                                   579,203             --         96,620         675,823
                                                                         -----------     ----------    -----------     -----------

                                                                         $ 1,028,544     $   65,749    $    15,720     $ 1,110,013
                                                                         ===========     ==========    ===========     ===========

                     The accompanying notes are an integral
                       part of these financial statements

                       TRINET CORPORATE REALTY TRUST, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
            (UNAUDITED - DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                   Adjustments
                                                                         ----------------------------
                                                                           Acquired       Preferred
                                                         Historical       Properties       Offering        Pro Forma
                                                        ------------     ------------    ------------     ------------
Revenues:
       Rent                                             $     75,825     $      6,121 C  $         --     $     81,946
       Joint venture income                                      628               --              --              628
       Other                                                     759               --              --              759
                                                        ------------     ------------    ------------     ------------

                Total revenue                                 77,212            6,121              --           83,333
Expenses:
       Property operating costs                                2,412               --              --            2,412
       General and administrative                              4,890               --              --            4,890
       Interest                                               18,619            3,215 D        (4,008) F        17,826
       Depreciation and amortization                          13,980            1,385 E            --           15,365
                                                        ------------     ------------    ------------     ------------

       Income before gain on sale
            of real estate and extraordinary item             37,311            1,521           4,008           42,840
       Gain of sale of real estate                               985               --              --              985
                                                        ------------     ------------    ------------     ------------

       Income before extraordinary item                       38,296            1,521           4,008           43,825

       Extraordinary gain from expropriation of land
            by local government                                   98               --              --               98
                                                        ------------     ------------    ------------     ------------

                Net income                                    38,394            1,521           4,008           43,923

                Preferred dividend requirement                (5,758)              --          (6,000)         (11,758)
                                                        ------------     ------------    ------------     ------------

                Earnings available to common shares     $     32,636     $      1,521    $     (1,992)    $     32,165
                                                        ============     ============    ============     ============

Per common share:
       Income available before extraordinary item,
         net of preferred dividend requirement          $       1.71                                      $       1.69
       Extraordinary gain from expropriation of land
            by local government                                 0.01                                              0.01
                                                        ============                                      ============
       Earnings available                               $       1.72                                      $       1.70
                                                        ============                                      ============


Weighted average number of common
  shares outstanding                                      18,960,202                                        18,960,202
                                                        ============                                      ============

                     The accompanying notes are an integral
                       part of these financial statements

                       TRINET CORPORATE REALTY TRUST, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
            (UNAUDITED - DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                 Adjustments
                                                                        -----------------------------
                                                                          Acquired        Preferred
                                                        Historical       Properties        Offering        Pro Forma
                                                       ------------     ------------     ------------     ------------


Revenues:
       Rent                                            $     75,252     $      8,161 C   $         --     $     83,413
       Joint venture income                                     455               --               --              455
       Other                                                  1,117               --               --            1,117
                                                       ------------     ------------     ------------     ------------

               Total revenue                                 76,824            8,161               --           84,985
Expenses:
       Property operating costs                               2,867               --               --            2,867
       General and administrative                             5,196               --               --            5,196
       Interest                                              20,768            4,567 D         (5,693) F        19,642
       Depreciation                                          13,479            1,847 E             --           15,326
       Amortization                                           2,879               --               --            2,879
       Provision for portfolio repositioning                  6,800               --               --            6,800
                                                       ------------     ------------     ------------     ------------

       Income before gain on sale and
            extraordinary charge                             24,835            1,747            5,693           32,275

Gain on sale of real estate                                   6,807               --               --            6,807
                                                       ------------     ------------     ------------     ------------
Income before extraordinary items                            31,642            1,747            5,693           39,082

Extraordinary gain from
       casualty loss                                          3,178               --               --            3,178
Extraordinary charge from early
       extinguishment of debt                                (2,191)              --               --           (2,191)
                                                       ------------     ------------     ------------     ------------

               Net income                              $     32,629     $      1,747     $      5,693     $     40,069

               Preferred dividend requirement                (3,646)              --           (8,000)         (11,646)
                                                       ------------     ------------     ------------     ------------

               Earnings available to common shares     $     28,983     $      1,747     $     (2,307)    $     28,423
                                                       ============     ============     ============     ============

Per common share:
       Income available before extraordinary items,
         net of preferred dividend requirement         $       2.02                                       $       1.98
       Extraordinary gain                                      0.23                                               0.23
       Extraordinary charge                                   (0.16)                                             (0.16)
                                                       ============                                       ============
       Earnings available                              $       2.09                                       $       2.05
                                                       ============                                       ============


Weighted average number of common
  shares outstanding                                     13,864,116                                         13,864,116
                                                       ============                                       ============

                     The accompanying notes are an integral
                       part of these financial statements

                       TRINET CORPORATE REALTY TRUST, INC.
                   NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)



1. Basis of Presentation.

   The pro forma financial statements of TriNet Corporate Realty Trust, Inc. (the "Company"), which are unaudited, have been prepared based on the historical financial statements of the Company. On October 8, 1997, the Company completed a public offering of 4,000,000 shares of 8.00% Series C Cumulative Preferred Stock (the "Preferred Offering") which generated proceeds of approximately $96.9 million (before issuance costs). The accompanying unaudited pro forma consolidated balance sheet as of September 30, 1997, has been prepared as if the acquisitions between October 10, 1997 and December 19, 1997 of the Hitachi PC Corporation (USA) Property, the ADS Alliance Data Systems Property, the Hewlett-Packard Convex Property and the MultiLink Property, the probable acquisition of the WellPoint Properties (collectively, the "Acquired Properties"), and the Preferred Offering had occurred on September 30, 1997. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been prepared as if the Preferred Offering and the acquisitions of the Acquired Properties had occurred on January 1, 1996.

   In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. The pro forma financial statements should be read in conjunction with the historical financial statements of the Company. The pro forma financial statements are not necessarily indicative of what the financial condition or results of operations of the Company would have been as of and for the nine months ended September 30, 1997 or for the year ended December 31, 1996 had the completion of the Preferred Offering and the acquisitions of the Acquired Properties actually occurred on the dates indicated, nor do they purport to represent the financial condition or results of operations for future periods.


2. Pro Forma Adjustments.

   A. Reflects the purchase of the Acquired Properties.

   B. Increase in cash reflects $96.6 million of proceeds (net of offering costs) from the Preferred Offering. This increase is offset by the use of $80.9 million of the proceeds to pay down the outstanding balance on the Acquisition Facility.

   C. Additional rental revenue is attributable to the Acquired Properties.

   D. Additional interest expense is calculated to reflect the draw amount of approximately $64.9 million on the Company's Acquisition Facility in connection with the acquisition of the Acquired Properties, computed at a weighted average interest rate in effect under the Acquisition Facility during the nine months ended September 30, 1997 or the year ended December 31, 1996.

   E. Additional depreciation expense is calculated to reflect depreciation attributable to the Acquired Properties. Depreciation is computed using the straight-line method of cost recovery over 40 years for building and improvements.

                      TRINET CORPORATE REALTY TRUST, INC.
                  NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

   F. Decrease in interest expense reflects the use of $80.9 million of proceeds from the Preferred Offering to pay down the Acquisition Facility, computed at a weighted average interest rate in effect under the Acquisition Facility during the nine months ended September 30, 1997 or the year ended December 31, 1996.

   G. The preferred dividend requirement increased as the dividends on the 8% Series C Cumulative Preferred Stock are payable at a rate of 8% per annum which is equivalent to a fixed annual rate of $2.00 per share.

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
TriNet Corporate Realty Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income (the "Historical Summary") of the Hewlett-Packard Convex Property (the "Property") for the year ended December 31, 1996. The Historical Summary is the responsibility of the Property's owner. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of the accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note A. The Historical Summary is not intended to be a complete presentation of the Property's gross income and expenses and may not be comparable to results from proposed future operations of the Property.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income as described in Note A, of the Hewlett-Packard Convex Property, for the year ended December 31, 1996, in conformity with generally accepted accounting principles.




                                                      COOPERS & LYBRAND L.L.P.


San Francisco, California
December 19, 1997

                         HEWLETT-PACKARD CONVEX PROPERTY
                       HISTORICAL SUMMARY OF GROSS INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Gross Income                                 $3,020,491
                                             ==========


                      The accompanying note is an integral
                         part of this historical summary

                         HEWLETT-PACKARD CONVEX PROPERTY
                   NOTE TO HISTORICAL SUMMARY OF GROSS INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996


A.    Property and Basis of Accounting

      The accompanying Historical Summary of Gross Income (the "Historical Summary") has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and relates to the operations of the Hewlett-Packard Convex Property (the "Property"). The Property consists of four office buildings comprising 300,820 square feet located in Richardson, Texas.

      The Property is 100% net leased to the Hewlett-Packard Company. The lease agreement provides for the tenant to pay all expenses of the Property and expires in July 2004.

      Added to gross income is $36,357 resulting from the straight-line adjustment for differences between straight-line rents and contractual rent payments.

                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
TriNet Corporate Realty Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income (the "Historical Summary") of the WellPoint Properties (the "Properties") for the year ended December 31, 1996. The Historical Summary is the responsibility of the Properties' owner. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of the accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note A. The Historical Summary is not intended to be a complete presentation of the Properties' gross income and expenses and may not be comparable to results from proposed future operations of the Properties.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income as described in Note A, of the WellPoint Properties, for the year ended December 31, 1996, in conformity with generally accepted accounting principles.




                                                      COOPERS & LYBRAND L.L.P.


San Francisco, California
December 19, 1997

                              WELLPOINT PROPERTIES

                       HISTORICAL SUMMARY OF GROSS INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                    Gross Income                       $702,876
                                                       ========

                      The accompanying note is an integral
                         part of this historical summary

                              WELLPOINT PROPERTIES
                 NOTE TO THE HISTORICAL SUMMARY OF GROSS INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996


A.    Property and Basis of Accounting

      The accompanying Historical Summary of Gross Income (the "Historical Summary") has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and relates to the operations of the WellPoint Properties (the "Properties"). The Properties consist of two, two-story office buildings located in Thousand Oaks, California. One of the office buildings (the "Existing Building") comprises 106,560 square feet and during 1996 was 100% net leased to WellPoint Health Networks, Inc. The Existing Building's operations are reflected in the Historical Summary.

      In 1997, the second two-story office building (the "Expansion Building") was completed adjacent to the Existing Building and comprises 111,053 square feet. WellPoint Health Networks, Inc. entered into a new net lease agreement for the Existing Building and the Expansion Building commencing November 1, 1997. The new lease agreement provides for the tenant to pay all expenses of the Properties and expires in October 2012.

      Subtracted from gross income is $1,743 resulting from the straight-line adjustment for differences between straight-line rents and contractual rent payments.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              TRINET CORPORATE REALTY TRUST, INC.




                              By:   /s/A. William Stein
                                 ---------------------------------------------
                                    A. William Stein
                                    Executive Vice President and
                                    Chief Financial Officer
                                    (Authorized Officer of the Registrant
                                    and Principal Financial Officer)



Dated:  December 22, 1997